Loan No. 18462590T05-B

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement dated December 28, 2016 (such agreement, as may be amended, hereinafter referred to as the "Credit Agreement"), is entered into as of January 28, 2020 between COBANK, ACB, a federally-chartered instrumentality of the United States ("Lender") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A) This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Term Promissory Note numbered 18462590T05-A, dated as of March 28, 2017, between Lender and the Borrower.
SECTION 1.    REVOLVING TERM COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed the Maximum Commitment Amount (as set forth below) at any one time outstanding (the "Commitment"). The "Maximum Commitment Amount" will be $26,000,000.00 initially and will reduce during the term of the Commitment in accordance with the table below. Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.

Maximum Commitment Amount	From	Up to and Including
$24,000,000.00	March 20, 2020	September 19, 2020
$22,000,000.00	September 20, 2020	March 19, 2021
$20,000,000.00	March 20, 2021	September 19, 2021
$18,000,000.00	September 20, 2021	March 19, 2022
$16,000,000.00	March 20, 2022	September 19, 2022
$14,000,000.00	September 20, 2022	March 19, 2023
$12,000,000.00	March 20, 2023	September 20, 2023
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance capital expenditures and to provide working capital to the Borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including September 20, 2023, or such later date as Lender may, in its sole discretion, authorize in writing (the "Term Expiration Date").
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.450% above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Lender from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Lender, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof: (a) "U.S. Banking Day" means a day on which Lender is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.
(B)Quoted Rate. At a fixed rate per annum to be quoted by Lender in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Lender in its sole discretion in each instance, provided that: (1) the minimum fixed period will be 365 days; (2) amounts may be fixed in an amount not less than $500,000.00; and (3) the maximum number of fixes in place at any one time will be ten.
The Borrower will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Ifthe Borrower fails to elect an interest rate option, interest will accrue at the variable interest rate option. Upon the expiration of any fixed rate period, interest will automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein will be made telephonically or in writing and must be received by 12:00 p.m. Denver, Colorado time. Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower ("Interest Payment Date").
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay on the date of each reduction in the Commitment set forth in the schedule in Section 1 above, the outstanding principal, if any, that is in excess of the reducing Commitment amount set forth in the aforementioned schedule, followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on the Term Expiration Date.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower's obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Amendment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender on the execution hereof, a fee in the amount of $10,000.00.
(B)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.400% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Mark Hyde

Name:	Mark Hyde

Title:	CFO

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB

By:	/s/ Patricia Machado

Name:	Patricia Machado

Title:	Assistant Corporate Secretary

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